Exhibit 99.2

NASDAQ: SAEX DISCUSSION MATERIALS S T R I C T L Y P R I V I L E G E D & C O N F I D E N T I A L – S U B J E C T T O F R E 4 0 8

# Summary of Exchange Offer

SAExploration

DRAFT—For Discussion Purposes Only

## Transaction Summary

- Exchange $50mm of 2nd Lien to SAE Equity representing 54.9% of shares outstanding
- Exchange $35mm of 2nd Lien into $35mm of Preferred Equity
  - Preferred Equity has 8% PIK which turns cash-pay when trailing twelve month free cash flow exceeds $15mm
  - Upon full repayment, Preferred Equity receives an additional 20% of SAE Equity
  - In the event of a partial repayment, the unpaid portion of the Preferred Equity will convert into Equity at a $91mm valuation plus 20% of SAE Equity
  - Mandatory conversion upon M&A, Change-in-Control and other standard triggers
  - Standard anti-dilution provisions will apply

## Pro Forma Capital Structure

| *($ in Thousands)* | Opening | Transaction Adjustments | Pro Forma for Exchange |
|---|---|---|---|
| New Credit Facility | 5,000 | - | 5,000 |
| Amended Term Loan | 29,995 | - | 29,995 |
| Second Lien Notes | 84,689 | (84,689) | - |
| Senior Secured Notes | 1,839 | - | 1,839 |
| Total Debt | 121,523 | | 36,834 |
| Preferred Equity | - | 34,689 | 34,689 |
| Common Equity | 24,578 | 50,000 | 74,578 |
| Total Equity | 24,578 | | 109,267 |

➢ *As of October 20th, over 63% of Noteholders have agreed to this transaction, subject to final documentation*

NASDAQ: SAEX

*Strictly privileged & Confidential – Subject to FRE 408*

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